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                                                                    EXHIBIT 11 a

                               CONCEPTRONIC, INC.

              STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS

                                                  Six Months Ended
                                            June 30, 1996   July 2,1995

NET INCOME (LOSS)                             $ (261,739)   $  139,733
                                              ----------    ----------
PRIMARY EARNINGS PER SHARE

WEIGHTED AVERAGE COMMON SHARES
OUTSTANDING                                    1,700,000     1,700,000

STOCK OPTIONS                                          -             -

OTHER                                                  -             -
                                              ----------    ----------
                                               1,700,000     1,700,000

NET INCOME (LOSS) PER SHARE                   $     (.15)   $      .08
                                              ----------    ----------

FULLY DILUTED EARNINGS PER SHARE:

WEIGHTED AVERAGED COMMON SHARES OUTSTANDING    1,700,000     1,700,000

STOCK OPTIONS                                          -             -
OTHER                                                  -             -
                                                       -             -
                                              ----------    ----------
                                               1,700,000     1,700,000

NET INCOME (LOSS) PER SHARE                   $     (.15)   $      .08
                                              ----------    ----------



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